December 30, 2011

Ascend Acquisition Corp.
970 West Broadway, PMB 402
Jackson, Wyoming 83001
Attn: Board of Directors

Re:       Right of First Look of Qualified Opportunities

Dear Gentlemen:

Only from and after the “Closing Date” of the Merger as defined in the Merger Agreement (defined below) (the “Effective Date”) and for so long as the undersigned, ________, either owns at least such number of shares of common stock as equal 1% of the outstanding capital stock (the “Minimum Shares”) of Ascend Acquisition Corp. (the “Company”) or serves on the Board of Directors or otherwise serves as an advisor, consultant or employee of the Company, the undersigned agrees that he shall not participate in such Qualified Opportunity unless and until he has complied with the procedures described herein.  Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in that certain Merger Agreement and Plan of Reorganization by and among the Company, Ascend Merger Sub LLC, Andover Games, LLC (“Andover”) and certain Members of Andover dated as of December 30, 2011 (the “Merger Agreement”).  In the event that the Merger Agreement is terminated or otherwise the Merger contemplated thereby does not close, this letter and any obligations, duties and rights of the parties hereunder shall be void ab initio and of no further force or effect.

The undersigned shall submit to the Company on exclusive “first look” basis, any potential business or investment opportunity which the undersigned is offered or proposes to undertake which is competitive with the Business (as defined below) of the Company (each a “Qualified Opportunity”).  “First look” means that any and all Qualified Opportunities shall be submitted by the undersigned exclusively to Company before such Qualified Opportunities are pursued by the undersigned or submitted to any other person or entity and such Qualified Opportunities shall not be submitted to any other person or entity until after an Investment Rejection unless specifically permitted hereunder.  Unless Company designates another representative by written notice to the undersigned, then, for all communications with and delivery of all materials hereunder to Company, the undersigned shall notify each of the Chairman of the Board of Directors and the CEO of the Company.

All Qualified Opportunity(ies) shall be submitted to the Company in written form; provided, however, that undersigned (at undersigned’s election) may orally “pitch”/present a Qualified Opportunity to Company provided the undersigned follows up such oral “pitch” with a written memorialization detailing the contents of such “pitch” within five (5) business days of such oral pitch, which provides shall such detail and specificity (and copies of the then current evaluation materials in the possession of or prepared by undersigned) as is customarily included in an investment proposal for consideration by institutional or otherwise professional investors in the Business (an “Investment Notice”), and such Investment Notice need only contain such information regarding the Qualified Opportunity that shall then be in the undersigned’s possession and shall offer the Company the right to negotiate to fund all of the third party equity or debt capital in such Qualified Opportunity, prior to pursuing himself or giving such opportunity to any third party investor or venturer. The undersigned represents and warrants to Company that any Qualified Opportunity submitted hereunder shall be unencumbered by any obligation whatsoever to any third party, unless Company is otherwise notified in writing by undersigned at the time of such submission.

The Company shall be entitled to conduct due diligence with respect to the Qualified Opportunity, for a period of ten (10) business days following the date of Company’s receipt of the Investment Notice (the “Due Diligence Period”).  At any time within such Due Diligence Period, Company shall have the right, exercisable by delivery of written notice by Company to undersigned (an “Investment Election”), and in its sole discretion, either:

(a) to reject the Qualified Opportunity (an “Investment Rejection”), and either (1) approve of the undersigned's investment or other participation in respect of such Qualified Opportunity (an "Approved Opportunity"), or (2) disapprove of such investment or participation (a "Disapproved Opportunity"); only in the event that the Qualified Opportunity is an Approved Opportunity may the undersigned enter into an agreement to acquire or invest in the Qualified Opportunity by himself or with any other partner without Company’s participation and without further obligation to the Company; provided, however, that the Company's failure to provide to the undersigned the requisite notice of its Investment Election by the end of Due Diligence Period shall be deemed to be approval and the Qualified Opportunity shall be an Approved Opportunity; or

(b) to agree to participate in the Qualified Opportunity and specify the general terms that it would elect to acquire or participate in connection therewith, in which case, for a period of an additional ten (10) business days from the expiration of the Due Diligence Period, the Company, the Qualified Opportunity and, if appropriate, the undersigned shall negotiate in good faith on an exclusive basis to enter into an agreement with respect to the Qualified Opportunity and in connection therewith will each act in good faith to agree on the terms of the investment or other participation relating to the Qualified Opportunity.  If Company (and/or Qualified Opportunity, as the case may be) and undersigned shall not enter into a binding agreement relating to such Qualified Opportunity within such ten (10) business day period, which period may be extended upon written request of the Company for an additional ten (10) day period so long as the Company is actively and in good faith negotiating with undersigned and/or the Qualified Opportunity, as the case may be, concerning the Company’s business participation with such opportunity, then the Company shall notify the undersigned whether such Qualified Opportunity will be an Approved Opportunity or Disapproved Opportunity and only in the event Company notifies the undersigned that it is an Approved Opportunity shall the undersigned thereafter be able to pursue the Qualified Opportunity by himself or with another investment partner.  For the avoidance of doubt, (i) this agreement shall be subject to the terms of Section 4.3 of the Merger Agreement and Plan of Reorganization being entered into by the Company on the date hereof, (ii) the undersigned may enter into an agreement to acquire or invest in a Qualified Opportunity at any time and only shall be required to comply with the procedures set forth herein prior to the closing of such acquisition or investment and (iii) all entities listed on Schedule A hereto shall not be subject to the terms hereof.  Furthermore, the Company acknowledges and agrees that it does not have any claim in the investments made by the undersigned in the companies set forth on Schedule B hereto made prior to the Closing Date as Qualified Opportunities (“Passive Holdings”) and that the undersigned had no obligation to offer the Company a First Look in respect of investments in such Passive Holdings hereunder; provided, however, that in the interest of clarify, the undersigned acknowledges that he will be obligated to offer a “first look” to the Company with respect to all Qualified Opportunities regardless of his passive ownership as a shareholder in Passive Holdings after the Closing Date in accordance with this letter; provided further, however, that to the extent that at any time after the Closing Date, the undersigned desires to assume a role or position (a “Modification”) other than as currently set forth on Schedule B in respect of any Passive Holding, if such Passive Holding is competitive with the Business and provided that such Modification is not giving up or otherwise relinquishing any officer, director or employee position with such company to thereafter become only a passive shareholder (in which case no approval is required), then the undersigned shall be required to obtain the prior written approval of the Company, including the approval of the Board, as a condition to such Modification.

For purposes hereof, the Company’s “Business” shall mean and include the creation and distribution of gaming and mobile entertainment applications on current smartphone and other mobile platforms, namely iOS and Android, as well as future competing smartphone and mobile platforms, and conducting such other activities directly related to and in furtherance of the foregoing as may be necessary, advisable or appropriate in the opinion of the Board of Directors.

 Unless otherwise provided herein, all notices, requests, demands, claims and other communications provided for herein shall be in writing.  Any such written notice, request, demand, claim or other communication hereunder shall be sent by (i) personal delivery (including receipted courier service) or overnight delivery service, with confirmation of receipt, (ii) facsimile during normal business hours, with confirmation of receipt, to the number indicated and by electronic email transmission (pdf), (iii) reputable commercial overnight delivery service courier, with confirmation of receipt, (iv) electronic email, transmission (pdf) or (v) registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

If to the undersigned:

If to Company, to both the	Ascend Acquisition Corp.
Chairman and CEO, as follows:	970 West Broadway, PMB 402
Jackson, Wyoming 83001
Attention: Chairman of the Board
Fax No.:
Email:

Ascend Acquisition Corp.
509 Duboce Ave
San Francisco, CA 94117
Attention: Chief Executive Officer
Fax No.: 415 651 9407
Email:

With a copy to:	Greenberg Traurig, LLP
1900 University Ave., 5th Floor
East Palo Alto, CA 94303
Attention: Todd Rumberger, Esq.
Fax No.: (650) 328-8508
Email: rumbergert@gtlaw.com

All such notices, requests, consents and other communications shall be deemed to have been given when received.  Either party may change its email address, facsimile number or its address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner then set forth.

This letter shall terminate upon the later of: (i) such time the undersigned no longer owns the Minimum Shares of the Company, and (ii) if applicable, such time the undersigned is no longer a member of the Board of Directors.

This letter shall be governed by and construed in accordance with the laws of the State of California.

This letter may be executed in one or more counterparts, all of which together shall for all purposes constitute one letter.

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Sincerely,

ACKNOWLEDGED AND AGREED

Ascend Acquisition Corp.

By:
Name:
Title: